Exhibit 10.7

AEGIS CAPITAL CORP.

January 27, 2023

PERSONAL AND CONFIDENTIAL

Dr. Alexandra MacLean

Avenue Therapeutics, Inc.

1140 Avenue of the Americas, Floor 9

New York, NY 10036

Re:	ATXI Shelf Takedown

Dear Dr. MacLean:

The purpose of this Placement Agent Agreement (this “Agreement”) is to outline our agreement pursuant to which Aegis Capital Corp. (“Aegis” or the “Placement Agent”) will act as the placement agent on a “best efforts” basis in connection with securities to be sold (i) under a shelf registration statement and (ii) in a private placement in connection with the proposed placements (the “Placements”) by Avenue Therapeutics, Inc. (collectively, with its subsidiaries and affiliates, the “Company”) of its shares of equity-linked securities (or pre-funded warrants to purchase shares of common stock) and warrants (collectively, the “Securities”). This Agreement sets forth certain conditions and assumptions upon which the Placements are premised. The Company confirms that entry into this Agreement and completion of the Placements with Aegis will not breach or otherwise violate the Company’s obligations to any other investment bank.

The terms of our agreement are as follows:

1.            Engagement. The Company hereby engages Aegis, for the period beginning on the date hereof and ending three (3) months thereafter or upon the completion of the Placements, whichever is sooner (the “Engagement Period”), to act as the Company’s exclusive placement agent and investment banker in connection with the proposed Placement. During the Engagement Period or until the consummation of the Placements, and as long as Aegis is proceeding in good faith with preparations for the Placements, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity in connection with an placement of the Company’s debt or equity securities or any other financing by the Company.

2.            The Placements. The Placements are expected to consist of a registered direct offering of approximately $3.0 million (the “Subscription Amount”) of the Company’s Securities. The Placements are expected to consist of (a) a public offering of the Company’s common stock and/or pre-funded warrants to purchase common stock of up to the full amount available under the Company’s shelf registration statement, and (b) a concurrent private placement of investor warrants to purchase shares of the Company’s common stock. The common stock will be issued off the effective Registration Statement, and the warrants will be issued through a concurrent private placement transaction (“PIPE”). The pricing of the Placements will be mutually agreed upon by the Company and Aegis. Aegis will act as placement agent for the Placements subject to, among other matters referred to herein and additional customary conditions, completion of Aegis’s due diligence examination of the Company and its affiliates, listing approval of the Nasdaq Stock Exchange (the “Exchange”) of the Securities to be issued, and the execution of definitive transaction agreements between the Company and investors in connection with the Placements (the “Transaction Documents”). The actual Subscription Amount of the Placements, the precise number of Securities to be offered by the Company and the offering price will be the subject of continuing negotiations between the Company and investors.

1345 Avenue of the Americas, New York, New York 10105 (212) 813-1010/Fax (212) 813-104

Member FINRA, SIPC

3.            Placement Agent Compensation. The placement agent discount will be 8.0% for the Placements, a non-accountable expense allowance equal to 1.0% of the Placements and 5.0% for the exercise of any, payable on a monthly basis.

4.            Registration Statement. To the extent the Company decides to proceed with the Placements, the Company will (i) prepare and file with the United States Securities and Exchange Commission (the “Commission”) a prospectus supplement (the “Prospectus Supplement”) to its Registration Statement on Form S-3 (the “Registration Statement”) (File No. 333-261520) under the Securities Act of 1933, as amended (the “Securities Act”) covering the Securities to be offered and sold in such Placements with the registered direct Placements conducted through a shelf takedown on the Prospectus Supplement and (ii) prepare and file with the “Commission” a resale registration statement on Form S-1 of Form S-3 covering the Securities to be sold in the private placement (the “PIPE Registration Statement”), and (iii) enter into a registration rights agreement with the investors in the Placements setting forth the Company’s obligations to register the Securities issued. The Prospectus Supplement, the PIPE Registration Statement, and all amendments and supplements thereto (collectively, the “Registration Documents”), will be in form reasonably satisfactory to Aegis and counsel to Aegis. Other than any information provided by Aegis in writing specifically for inclusion in the Registration Documents, the Company will be solely responsible for the contents of the Registration Documents and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor of the Securities, and the Company represents and warrants that such materials and such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the completion of the offer and sale of the Securities an event occurs that would cause the Registration Documents to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify Aegis immediately of such event and Aegis will suspend solicitations of the prospective purchasers of the Securities until such time as the Company shall correct such statement or omission. This Agreement will be filed by amendment to the Registration Documents or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Documents.

5.            Lock-Ups. The Company's directors, executive officers, employees and shareholders holding at least ten percent (10%) of the outstanding common stock will enter into customary "lock-up" agreements in favor of the placement agent for a period of ninety (90) days from the closing date of the Placement; provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further, that none of such shares shall be saleable in the public market until the expiration of the ninety (90) day period described above.

6.            Company Standstill. The Company agrees, for a period of three (3) months from the closing date of the Placements, that without the prior written consent of Aegis, it will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the placement of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill”). So long none of such equity securities shall be saleable in the public market until the expiration of the three (3) month period described above, the following matters shall not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity transaction during the Standstill period result in the sale of equity at a placement price to the public less than that of the Placement referred herein.

7.            Expenses. The Company will be responsible for and will pay all expenses relating to the Placements, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all FINRA Public Placement filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (f) the costs of all mailing and printing of the Placement documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Aegis; (h) the fees and expenses of the Company’s accountants; and (i) $75,000 for reasonable legal fees and disbursements for Aegis’s counsel.

8.            Right of First Refusal. If, for the period beginning on the closing date of the Placement and ending six (6) months after the closing date of the Placement, the Company or any of its subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public placement (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement (each, a “Subsequent Transaction Agreement”) will contain, among other things, provisions for customary fees for transactions of similar size and nature, but in no event will the fees be less than those outlined herein, and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. Notwithstanding the foregoing, the decision to accept the Company’s engagement under this Section 8 shall be made by Aegis or one of its affiliates, by a written notice to the Company, within ten (10) days of the receipt of the Company’s notification of its financing needs. The foregoing Right of First Refusal shall not apply to (i) any transaction where the book-running manager, underwriter or placement agent for such financing is a tier one investment bank in the United States or (ii) any non-public financings or transactions not involving an investment bank, financial advisor, placement agent, finder or other party receiving payment in connection with the offering, including, without limitation, rights offerings to existing shareholders or similar transactions. In addition, the Placement Agent and the Company agree that any and all covenants or agreements in any prior agreements, letters or instruments between the Company and Aegis under which (i) Aegis was granted a right-of-first refusal to act as lead or co-managing underwriter, placement agent, distribution agent or in any similar capacity in any private or public offering by the Company, (ii) the Company agreed with the Placement Agent to refrain from offering, selling, or otherwise disposing of any of its securities, and from filing any registration statements with the SEC related thereto, including, without limitation, any “standstill” or Company “lock-ups,” and (iii) the Company agreed to pay Aegis any compensation in connection with a sale of securities not facilitated by or through Aegis, including any “tail” fees, shall, in each case, expire at 11:59 p.m. Eastern Time on July 27, 2023.

9.           Termination. Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, right of first refusal, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination or expiration of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate the Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to right of first refusal. During the engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with Aegis, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of the Placements. Furthermore, the company agrees that during Aegis’s engagement hereunder, all inquiries from prospective investors will be referred to Aegis. Regardless of termination, Sections 8 and 9 of this Agreement will still remain in full effect.

10.          Publicity. The Company agrees that it will not issue press releases or engage in any other publicity, without Aegis’s prior written consent, commencing on the date hereof and continuing until the final closing of the Placements.

11.          Information. During the Engagement Period or until the Closing, the Company agrees to cooperate with Aegis and to furnish, or cause to be furnished, to Aegis, any and all information and data concerning the Company, and the Placements that Aegis deems appropriate (the “Information”). The Company will provide Aegis reasonable access during normal business hours from and after the date of execution of this Agreement until the date of the Closing to all of the Company’s assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. Except as contemplated by the terms hereof or as required by applicable law, Aegis will keep strictly confidential all non-public Information concerning the Company provided to Aegis. No obligation of confidentiality will apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Aegis, (b) was known or became known by Aegis prior to the Company’s disclosure thereof to Aegis as demonstrated by the existence of its written records, (c) becomes known to Aegis from a source other than the Company which information is not provided by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Aegis as demonstrated by its written records. For the avoidance of doubt, except as otherwise provided herein, all information which is not publicly available relating to the Company’s proprietary technology is proprietary and confidential.

12.          No Third Party Beneficiaries; No Fiduciary Obligations. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that: (i) Aegis is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Aegis hereunder, all of which are hereby expressly waived; and (ii) Aegis is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, Aegis or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement. During the course of Aegis’s engagement with the Company, Aegis may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

13.          Indemnification, Advancement & Contribution.

(a)          Indemnification. The Company agrees to indemnify and hold harmless Aegis, its affiliates and each person controlling Aegis (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of Aegis, its affiliates and each such controlling person (Aegis, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, Prospectus Supplement or any other Transaction Documents (as from time to time each may be amended and supplemented), (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Placements, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically), or (C) any application or other document or written communication (collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or to file for an exemption from such requirement or filed with the Commission, any state securities commission or agency, any national securities exchange; or (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information provided to the Company by Aegis in writing specifically for use in the Registration Statement, Prospectus Supplement or any other placement documents with respect which or resulting from conduct by Aegis or another Indemnified Party, as to which Aegis shall indemnify and hold harmless the Company, its officers, directors, employees and controlling parties in the manner set forth in this Section 13. The Company also agrees to reimburse and advance each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Section 13.

(b)          Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Section 13, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 13 or otherwise to such Indemnified Person. The Company shall, if requested by Aegis, assume the defense of any such action (including the employment of counsel designated by Aegis and reasonably satisfactory to the Company). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ separate counsel reasonably acceptable to Aegis for the benefit of Aegis and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel designated by and engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel, in which event the Company shall pay the reasonable fees and expenses of one counsel, plus local counsel, for all Indemnified Parties, which counsel shall, if Aegis is a defendant, be designated by Aegis. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of Aegis, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).

(c)          Contribution. In the event that a court of competent jurisdiction makes a finding, final beyond right of review, that indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to Aegis and any other Indemnified Person, on the other hand, of the matters contemplated by this Section 13 or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Aegis and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions and non-accountable expense allowance actually received by Aegis in the Placement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Aegis on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Aegis agree that it would not be just and equitable if contributions pursuant to this subsection 13(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 13(c). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to Aegis on the other hand, of the matters contemplated by this Section 13 shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Placement, whether or not such Placements are consummated, bears to (b) the commissions paid to Aegis hereunder. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d)          Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

14.          Governing Law; Venue. This Agreement will be deemed to have been made and delivered in the State of New York, United States, and both the binding provisions of this Agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of Aegis and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby will be instituted exclusively in the courts located in the City of New York, County of New York, State of New York (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the courts located in the City of New York, County of New York and State of New York, in any such suit, action or proceeding. Each of Aegis and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the Company mailed by certified mail to the Company’s address will be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Aegis mailed by certified mail to Aegis’s address will be deemed in every respect effective service process upon Aegis, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither Aegis nor its affiliates, and the respective officers, directors, employees, agents and representatives of Aegis, its affiliates and each other person, if any, controlling Aegis or any of its affiliates, will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. Aegis will act under this Agreement as an independent contractor with duties to the Company.

15.          Equitable Remedies. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach or threatened breach by the Company of its obligations contained in Section 6 and Section 8 of the Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. If a breach or a threatened breach by the Company of any such obligations occurs, Aegis will, in addition to any and all other rights and remedies that may be available to such party at law, at equity, or otherwise in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance of the terms of Section 6 and Section 8, as applicable, and any other relief that may be available from a court of competent jurisdiction.

16.          Prior Agreement. By entering into this Agreement, the parties agree that that certain letter agreement, dated January 17, 2023, entered into between the same parties hereof shall automatically terminate and cease to have any effect whatsoever.

If you are in agreement with the foregoing, please sign and return to us one copy of this Agreement. This Agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page of ATXI Placement Agent Agreement Follows]

Very truly yours,

Aegis Capital Corp.

By:
Name:	Robert Eide
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

Avenue Therapeutics, Inc.

By:
Name:	Dr. Alexandra MacLean
Title:	President and CEO

[Signature Page of ATXI Placement Agent Agreement]

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